NYSE American: UEC

Uranium Energy Corp CEO Outlines Need for U.S. Action to Address America’s Uranium Import Dependence on Steve Bannon’s War Room Radio Show

Corpus Christi, TX, April 22, 2020 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) announces the release of an interview with President, CEO, Amir Adnani on Steve Bannon’s War Room Radio Show.

Summary of key points discussed in the interview:

•Uranium is required for almost 20% of U.S. electricity generation in addition to fueling America’s Nuclear Navy aircraft carriers and submarines.  At present, the domestic industry is no longer producing uranium, 100% of requirements are coming from imports or dwindling inventory.

•The White House Nuclear Fuel Working Group (NFWG), established by President Donald J. Trump, has announced they are going to release their report tomorrow. The report is expected to outline steps to revitalize and expand the U.S. nuclear fuel cycle, including uranium mining. (Department of Energy will hold press briefing call on the NFWG tomorrow: https://www.energy.gov/articles/doe-hold-press-briefing-call-nuclear-fuel-working-group-report)

•America is blessed with abundant domestic uranium resources that can be a competitive source of supply.  In contrast to today, free market companies in the U.S. led global production in 1980 (vs. Russia and Kazakhstan in 2020). We can advance our low cost and scalable in-situ uranium projects in the Western United States.

•COVID-19 impacts on global uranium production has taken 60% of global production offline. Another argument for a robust nuclear fuel cycle in the United States. Uranium Price is up 35% in recent weeks.

•UEC controls the largest U.S. resource base of fully permitted and low-cost In-situ recovery projects in Texas and Wyoming, ideally positioned to be the leader in the resurgence of our domestic uranium mining industry.

Clink here to listen to the interview: https://bit.ly/2RYy1Tf

Steve Bannon was the CEO of Trump’s 2016 presidential bid and Chief Strategist in the Trump Administration.  His War Room Radio Show brings listeners exclusive analysis and breaking updates from top medical, public health, economic, national security, supply chain and geopolitical experts weekdays from 10:00 am – 12:00 noon ET. Recently appeared guests have included Mark Cuban, Governor Mark DeWine and Senator Tom Cotton.  The show’s broadcast partners are America’s Voice News, the John Fredericks Radio Network, Salem Media Group, and Newsmax TV and the podcast is available on Apple, Spotify, Stitcher, SoundCloud, and Google Play.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company.  In South Texas, the Company’s hub-and-spoke operations are anchored by the fully-licensed Hobson Processing Facility which is central to the Palangana, Burke Hollow and Goliad ISR projects.  In Wyoming, UEC controls the Reno Creek project, which is the largest permitted, pre-construction ISR uranium project in the U.S.  Additionally, the Company controls a pipeline of uranium projects in Arizona, New Mexico and Paraguay, a uranium/vanadium project in Colorado and one of the highest-grade and largest undeveloped Ferro-Titanium deposits in the world, located in Paraguay.  The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
+Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance are not statements of historical fact and should be viewed as "forward-looking statements". Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release.